Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 4, 2022 (June 27, 2022, as to the effects of the reverse stock split described in Note 15(7)), relating to the financial statements of Jeffs’ Brands Ltd, appearing in the Registration Statement on Form F-1 of Jeffs’ Brands Ltd.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

January 4, 2023